Exhibit 99.3

Ramaco Announces New Senior Management Hire

LEXINGTON, KY, September 18, 2025 /PRNewswire/ -- Ramaco Resources, Inc. (NASDAQ: METC, METCB, “Ramaco” or the “Company”) Ramaco is pleased to announce that it has hired Joseph M. Stopper as Senior Vice President of Planning and Analysis.

Joe Stopper was most recently a senior director for the White House National Energy Dominance Council and senior advisor to the office of the secretary, U.S. Department of the Interior. Prior to his government work, he was a partner at New York based Yorktown Energy Partners. During his 12 years at Yorktown, Mr. Stopper served on the board of directors for numerous companies focused across a broad spectrum of the energy industry. Mr. Stopper graduated from Yale University with a Bachelor of Arts in Economics. Mr. Stopper also serves on several philanthropic boards.

At Ramaco, Mr. Stopper will be focusing his work on investment finance, capital management and on the structuring and procurement-related activities for both the Company’s rare earth elements and critical minerals sector, as well as the metallurgical coal platforms of Ramaco’s businesses.

“We have known Joe for many years and regard him as one of the most talented young financial figures in the energy space. We are extremely excited to have him joining Ramaco at this critical juncture of the growth in our dual emerging critical mineral platforms,” said Randall Atkins, Chairman and Chief Executive Officer. “Joe’s experience not only in energy related financing but also his recent work in the senior levels of energy policy at the Trump Administration will help us tremendously as we move forward with our rapidly evolving businesses,” said Atkins.

“I have worked closely with and known Joe for years and we are looking forward to what he can bring to our financial bench at Ramaco” said Jeremy Sussman, Executive Vice President and Chief Financial Officer. “We are keen to have him join Ramaco both for his ability and experience, as well as to help us in financing and accelerating our growth into the future,” continued Sussman.

ABOUT RAMACO RESOURCES

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth and critical minerals in Wyoming. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one development rare earth and coal mine near Sheridan, Wyoming in the initial stages of production. In 2023, the Company announced that a major deposit of primary magnetic rare earths and critical minerals was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 76 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully ramp up production at our complexes in accordance with the Company’s growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the impact of tariffs imposed by the United States and foreign governments, the further decline of demand for coal in export markets and underperformance of the railroads, the Company’s ability to successfully develop the Brook Mine REE/CM project, including whether the Company’s exploration target and estimates for such mine are realized, the timing of the initial production of rare earth concentrates, the development of a pilot and ultimately a full scale commercial processing facility. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.